Exhibit 99.1

                                                                    CONFIDENTIAL

                   CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

Recipient:  Nierenberg Investment Management, Inc.,
            for itself and its affiliated entities,
            including the D3 Family Funds, L.P.
  Address:  19605 NE 8th Street
            Camas, WA 98607

Attention:  David Nierenberg/Henry Hooper           Email:______________________
    Phone:  360-604-8600                              Fax:______________________

1.    PURPOSE

      This Agreement is by and between Brooks Automation, Inc., having offices at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 ("Brooks"), and the Parties identified above (referred to collectively as "Recipient"), and is effective as of the date of the last signature below. Brooks possesses certain information, particularly as described in Section 3 below, which it considers to be proprietary and confidential, and is disclosing such information to Recipient.

2.    CONSIDERATION

      In consideration of any and all disclosures by Brooks of such information to Recipient, Recipient agrees to be bound by the terms of this Confidentiality and Nondisclosure Agreement ("Agreement").

3.    CONFIDENTIAL INFORMATION DEFINED

      As used in this Agreement, "Confidential Information" means any information disclosed, either orally or in writing, by Brooks to Recipient constituting material non-public information concerning the Company, its securities, its business and financial plans and prospects, and its governance and management activities, including the activities and composition of the Company's Board of Directors and any Committee thereof, whether such information is provided in written or oral fashion.

4.    DUTIES OF RECIPIENT

      Recipient shall hold the Confidential Information provided hereunder in confidence. Recipient shall: (i) restrict its use of Confidential Information to purposes commensurate with Recipient's ownership of Brooks' common stock; (ii) restrict disclosure of Confidential Information to only those employees or subcontractors of Recipient who have a need to know in connection with such purposes; and (iii) bind such employees or subcontractors in writing to the extent that Recipient is bound hereunder. Recipient shall use at least the same reasonable efforts to protect the Confidential Information as are used to protect its own confidential and proprietary information, but always at no less than a reasonable degree of care, and shall be responsible for any disclosures or use by employees or subcontractors of Recipient not authorized hereunder.


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                                                                    CONFIDENTIAL

      Recipient agrees that, until forty-eight hours following the filing with the Securities and Exchange Commission of the proxy statement pertaining to Brooks' 2006 Annual Meeting of Stockholders, Recipient will not: (a) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of Brooks or any of its subsidiaries, or any rights or options to acquire any such securities or property; (b) effect any transaction involving Brooks common stock, any other security of Brooks or any security whose value is dependent, in whole or in part, on the value of Brooks common stock or any other security of Brooks, (c) propose to enter into, directly or indirectly, any merger or business combination involving Brooks or any of its subsidiaries or divisions; (d) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Brooks (it being understood that private communications and actions by Recipient not acting in concert with others with Brooks or its directors or officers are exempt from this clause (d)); (e) enter into any contract, arrangement or understanding with any person or entity with respect to any securities of Brooks or any subsidiary of Brooks; (f) disclose any intention, plan or arrangement inconsistent with the foregoing; or (g) advise, assist or encourage any other person or entity in connection with any of the foregoing.

      Recipient acknowledges that it is aware of restrictions imposed by applicable securities laws restricting trading in securities while in possession of material non-public information received from the issuer of such securities and on communication of such information when it is reasonably foreseeable that the Recipient is likely to trade such securities in reliance on such information.

5.    EXCEPTIONS

      Recipient's obligations hereunder shall not apply to information which Recipient can demonstrate:

      (i)   was known to Recipient prior to the disclosure by Brooks;

      (ii) is or becomes part of the public domain without any act or failure to act by Recipient;

      (iii) is lawfully obtained by Recipient from a third party who is under no obligation of confidentiality;

      (iv) is independently developed by Recipient without reference to Information received hereunder;

      (v)   is approved for release by Brooks in writing; or

      (vi) is disclosed pursuant to court order or as otherwise required by law, after giving Discloser written notice of such required disclosure and after assisting Discloser in its reasonable efforts to prevent or limit such disclosure.

6.    DISPOSAL/RETURN OF CONFIDENTIAL INFORMATION

      Recipient shall return or destroy any tangible Confidential Information it has received hereunder, and all copies thereof, at Brooks' request or upon Recipient having no further need of such Confidential Information and copies for the purposes described in Section 4(i) above. Recipient will provide Brooks a written certification of an officer of the Recipient that it has done so.

7.    NONDISCLOSURE OF DISCUSSION


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                                                                    CONFIDENTIAL

      Unless otherwise required by law, Recipient, without the prior written consent of Brooks, will not disclose to any person either the fact that discussions have taken or are taking place concerning Brooks

8.    REMEDIES

      Recipient acknowledges that the unauthorized use or disclosure of the Confidential Information would cause irreparable harm to Brooks. Accordingly, Recipient agrees that Brooks will have the right to obtain an immediate injunction against any breach or threatened breach of this Agreement without posting a bond or other undertaking, as well as the right to pursue any and all other rights and remedies available at law or in equity for such breach.

9.    NO LICENSE

      All information delivered by Brooks to the Recipient remains the property of Brooks. It is understood that the disclosure of Confidential Information to Recipient shall not be operative in any way to grant any license of any kind to Recipient.

10.   COMPLIANCE WITH TECHNOLOGY TRANSFER REGULATIONS

      Recipient will not knowingly export or re-export, directly or indirectly through Recipient's affiliates, licensees, or subsidiaries, any portion of the Confidential Information provided hereunder or under any ancillary agreements hereto in violation of any portion of any applicable export rules or regulations.

11.   MISCELLANEOUS

      A. This Agreement will be binding upon and inure to benefit of the parties hereto and their respective successors and assigns.

      B. This Agreement does not create any partnership or agency relationship.

      C. Any terms of this Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

      D. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts of laws principles.

      E. If any provision of this Agreement shall be found to be invalid or unenforceable, the other provisions of this Agreement shall not be affected thereby, and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the full extent permitted by law.

      F. This Agreement contains the entire understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement. This Agreement is not, however, intended to limit any rights that Brooks may have under trade secret, copyright, patent or other laws that may apply to the subject matter of this Agreement both during and after the term of this Agreement.


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                                                                    CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers or representatives.

RECIPIENT                                  BROOKS AUTOMATION, INC.


/s/ David Nierenberg                       /s/ Thomas S. Grilk
-------------------------------            -------------------------------------
  Authorized Signature                       Authorized Signature

David Nierenberg                           Thomas S. Grilk
-------------------------------            -------------------------------------
                                             Name

President                                  SVP, Gen Counsel & Secretary
-------------------------------            -------------------------------------
  Title                                      Title


1/5/2006                                   January 5, 2006
-------------------------------            -------------------------------------
  Date                                       Date


/s/ Henry Hooper
-------------------------------
Henry Hooper


/s/ Cara Denver
-------------------------------
Cara Denver


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